Exhibit 10.1

AMENDMENT AGREEMENT

This amendment agreement (the “Amendment”) is dated July 25, 2024 and is made and entered into by and among:

THE UNDERSIGNED:

1.	OPUS FUTURES, LLC, a Tennessee limited liability company (“Opus” or the “Advisor”);

2.	CERES TACTICAL COMMODITY L.P., a New York limited partnership (the “Partnership”); and

3.	CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF” or the “General Partner”).

The Advisor, the Partnership and the General Partner are hereinafter individually also referred to as “Party” and collectively as “Parties”.

WHEREAS, the Parties have concluded that Management Agreement, including the Exhibits attached thereto, dated effective as of January 9, 2023, (the “Agreement”), of which this Amendment shall form an inseparable part;

WHEREAS, the Parties wish to amend Section 1(c) of the Agreement to permit for the adjustment of the leverage applied to the assets of the Partnership allocated to the Advisor, effective August 1, 2024;

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may not be amended except by the written consent of the Parties; and

WHEREAS, the Parties desire to enter into this Amendment in order to amend the Agreement to reflect the aforementioned.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the Parties agree as follows:

1.	Interpretation

Capitalized and other defined terms used in this Amendment and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Agreement. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

2.	Amendment

Section 1(c) of the Agreement is hereby deleted and replaced by a new Section 1(c) of the Agreement, reading as follows (additions are reflected by underlined language):

“(c)          The initial allocation of the Partnership’s assets to the Advisor shall be invested in accordance with the Strategy, as described in Appendix B, provided that CMF. the Partnership and the Advisor agree that the leverage applied to the assets of the Partnership allocated to the Advisor (“Allocation Amount”), either directly or indirectly through a master fund, shall be l .0x, l.25x or 1.50x, which may be changed by CMF from time to time with two (2) days prior notice to the Advisor: provided, however, that in no event shall the leverage applied to the Allocation Amount exceed l.50x. unless agreed upon mutually by CMF. the Partnership and the Advisor. In the event the Advisor wishes to use a trading system or methodology other than or in addition to the Strategy in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives CMF prior written notice of its intention to utilize such different trading system or methodology and CMF consents thereto in writing. In addition, the Advisor will provide five (5) business days’ prior written notice to CMF of any change in the trading system or methodology to be utilized for the Partnership which the Advisor deems material. If the Advisor deems such change in system or methodology or in markets traded to be material, the changed system or methodology or markets traded will not be utilized for the Partnership without the prior written consent of CMF. In addition, the Advisor will notify CMF of any changes to the trading system or methodology that would cause the description of the trading strategy or methods described in Appendix B or the Partnership’s current Private Placement Offering Memorandum and Disclosure Document (“Memorandum”), as applicable, to be materially inaccurate. Further, the Advisor will provide the Partnership with a current list of all commodity interests to be traded for the Partnership’s account (which is attached hereto as Appendix C) and the Advisor will not trade any additional commodity interests for such account without providing notice thereof to CMF and receiving CMF’s written approval. The Advisor also agrees to provide CMF, on a monthly basis, with a written report of the assets under the Advisor’s management together with all other matters deemed by the Advisor to be material changes to its business not previously reported to CMF. Monthly reports will be deemed to be delivered when received by email at the email address(es) for notices indicated in Section 12. The Advisor further agrees that it will convert foreign currency balances (not required to margin positions denominated in a foreign currency) to U.S. dollars no less frequently than monthly U.S. dollar equivalents in individual foreign currencies of more than $100,000 will be converted to U.S. dollars within one (1) business day after such funds are no longer needed to margin non-U.S. dollar-based positions.”

3.	Representations

Each Party represents to the other Parties that this Amendment has been duly and validly executed, delivered and entered into by it and that this Amendment constitutes a valid and binding agreement of it enforceable against it in accordance with its terms.

4.	Full Force and Effect

Except unless, and to the extent where, expressly stated otherwise in this Amendment, the Agreement shall remain in full force and effect.

5.	Counterparts; Valid Agreement

This Amendment may be executed by the Parties in one or more counterparts, each of which when so executed and delivered shall be deemed an original amendment agreement, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered either in hard copy originals or in scanned copies which in either case shall constitute a valid amendment agreement among the Parties. Any signature on the signature page of this Amendment may be an original or electronically transmitted signature or may be executed by applying an electronic signature using DocuSign© or, if agreed to by the Parties, any other similar program.

6.	Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the respective dates set forth below.

CERES TACTICAL COMMODITY L.P.
By Ceres Managed Futures LLC
General Partner

/s/ Patrick T. Egan
Name:	Patrick T. Egan
Title:	President and Director--Ceres Managed Futures LLC
Date:	07-25-2024

CERES MANAGED FUTURES LLC

/s/ Patrick T. Egan
Name:	Patrick T. Egan
Title:	President and Director
Date:	07-25-2024

OPUS FUTURES, LLC

/s/ David Zelinski
Name:	David Zelinski
Title:	Chairman
Date:	07-25-2024